Exhibit 99.1

Imperial announces restructuring to further advance its well-established strategy of increasing cash flow and delivering industry-leading shareholder returns

•Leverages technology and global capability centres to deliver increased value
•Capitalizes on unique competitive advantage provided by access to major shareholder’s technology and global capability centres
•Drives long-term revenue growth and productivity of Imperial’s long-life advantaged assets
•Committed to meet or beat previously announced production and cost targets
•Expected annual expense savings of $150 million

CALGARY, Alberta – September 29, 2025 – Imperial (TSE: IMO, NYSE American: IMO) today announced plans to further improve its industry-leading performance by centralizing additional corporate and technical activities in global business and technology centres, realizing substantial efficiency and effectiveness benefits from scale, integration and technology.

The restructuring is consistent with Imperial’s strategy to maximize value, using technology and leveraging the company’s relationship with ExxonMobil. With data availability and processing capabilities growing at an accelerating pace, the changes are designed to fully leverage globally available expertise to maximize the benefits of current technology and accelerate the cost-effective deployment of new technologies that drive value and enhance financial resilience.

"Leveraging the rapidly advancing technology environment and the growth of global capability centres, this restructuring plan advances our long-standing strategy of maximizing the value of our existing assets," said John Whelan, Imperial’s Chairman, President and CEO. "At the same time, these actions enhance our foundation for future growth and position us to continue delivering industry-leading returns and long-term value for our shareholders."

Imperial corporate guidance for 2025 is unchanged and the company is well positioned to meet or beat its medium-term production and unit cost targets for Kearl and Cold Lake. Additionally, as a result of the restructuring, the company anticipates it will achieve a reduction in annual expenses of $150 million by 2028. Larger benefits are expected over the longer-term as more fully leveraging the global scale and expertise of its major shareholder, ExxonMobil, will enable Imperial to further enhance cash flow growth by driving productivity improvements across its operations including higher production, reduced downtime, lower unit operating costs as well as project planning and execution excellence.

The restructuring will use a rigorous transition process and is expected to reduce employee roles by approximately 20% by the end of 2027. As part of this change, Imperial will further consolidate activities to its operating sites, enhancing collaboration, operational focus and execution excellence. As a result of these changes, the company expects to record a one-time restructuring charge of approximately $330 million before-tax in the third quarter of 2025.

"We recognize the considerable impact this restructuring will have on our employees and their families. We are deeply committed to supporting our employees through this transition," said Whelan.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
Imperialoil.ca · youtube.com/ImperialOil · x.com/ImperialOil · linkedin.com/company/Imperial-Oil · facebook.com/ImperialOilLimited

Throughout this transition, the company’s focus on safety and operational excellence will not change. Imperial remains committed to responsibly producing the energy and products Canadians rely on and supporting the communities where it operates.

For further information:

Investor Relations	Media Relations

(587) 962-4401	(587) 476-7010

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
Imperialoil.ca · youtube.com/ImperialOil · x.com/ImperialOil · linkedin.com/company/Imperial-Oil · facebook.com/ImperialOilLimited

Cautionary statement: Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans, are forward-looking statements. Forward-looking statements include references to expected returns, impacts and timing of the restructuring, including increased value, revenue growth and productivity, access to ExxonMobil’s technology and global capability centres, the amount and timing of annual expense savings, the amount and timing of reduction in employee roles and positioning the company to continue delivering returns and value; Imperial’s strategy of increasing cash flow, delivering shareholder returns, maximizing value, using technology and leveraging the company’s relationship with ExxonMobil; timing and impact of the deployment of new technologies; the company’s corporate guidance for 2025; the commitment to meet or beat previously announced production and cost targets; and the company’s one-time restructuring charge in the third quarter of 2025, and are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made.

Actual future financial and operating results, including expectations and assumptions concerning future energy demand, supply and mix; project plans, timing, costs, technical evaluations and capacities, and the company’s ability to effectively execute on these plans and operate its assets; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage including in connection with hydrogen for the renewable diesel project, recovery technologies and efficiency projects, and any changes in the scope, terms, or costs of such projects; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage; for renewable diesel, the availability and cost of locally-sourced and grown feedstock and the supply of renewable diesel to British Columbia in connection with its low-carbon fuel legislation; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the receipt, in a timely manner, of regulatory and third-party approvals; performance of third-party service providers, including service providers located outside of Canada and ExxonMobil global capability centres; commodity prices, foreign exchange rates and general market conditions; and applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market factors, economic conditions and seasonal fluctuations and resulting demand, price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade sanctions or trade controls, the occurrence of disruptions in trade or military alliances, or a broader breakdown in global trade; political or regulatory events, including changes in law or government policy, applicable royalty rates, tariffs, and tax laws; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies approvals, including for new technologies relating to the company’s lower emissions business activities; third-party opposition to company and service provider operations, projects and infrastructure; competition from alternative energy sources and established competitors in such markets, the results of research programs and new technologies, including with respect to autonomous operations and greenhouse gas emissions, and ability to bring new technologies to commercial scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; project management and schedules and timely completion of projects; operational hazards and risks; cybersecurity incidents including incidents caused by actors employing emerging technologies such as artificial intelligence; general economic conditions, including inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in "Item 1A Risk factors" and "Item 7 Management’s discussion and analysis" in the company’s most recent annual report on Form 10-K.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
Imperialoil.ca · youtube.com/ImperialOil · x.com/ImperialOil · linkedin.com/company/Imperial-Oil · facebook.com/ImperialOilLimited

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
Imperialoil.ca · youtube.com/ImperialOil · x.com/ImperialOil · linkedin.com/company/Imperial-Oil · facebook.com/ImperialOilLimited